UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

JULY 2, 2007

Date of Report (date of Earliest Event Reported)

ROCKPORT HEALTHCARE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-23514	33-06114
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

50 BRIAR HOLLOW LANE, SUITE 515W, HOUSTON, TEXAS 77027

(Address of principal executive offices and zip code)

(713) 621-9424

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 2, 2007 Rockport Healthcare Group, Inc., a Delaware corporation (“Rockport”) completed the sale of its wholly owned subsidiary Rockport Community Network, Inc., a Nevada corporation (“RCN”) pursuant to a Stock Purchase Agreement dated May 16, 2007 (the “Purchase Agreement”) between Rockport and Nexus Asset Acquisition Co., a Delaware corporation (“Nexus”).  Rockport sold to Nexus 100% of the outstanding common stock of RCN (the “Stock Purchase”), which resulted in the sale of substantially all of Rockport’s assets.

In consideration for the Stock Purchase, Nexus paid Rockport a purchase price of $2,101,149.98.  In addition, Nexus agreed to assume certain liabilities related to Rockport’s healthcare management business and the payment of Rockport’s expenses related to the Stock Purchase.  There were no material relationships between Nexus and Rockport, or any of Rockport’s officers or directors.  Certain officers of Rockport have agreed to employment terms with an affiliate of Nexus upon closing of the Stock Purchase.

Pursuant to the Purchase Agreement, a portion of the purchase price was used to repay substantially all of Rockport’s outstanding note payables and other outstanding obligations, including outstanding note payables and accrued expenses and fees payable to certain of our directors and officers.  Rockport presently expects that after payment of the foregoing amounts it will retain approximately $550,000 of the purchase price, from which it intends to make a dividend to its stockholders. The record date for the determination of the stockholders entitled to such dividend has not been determined.

Rockport’s board of directors unanimously approved the terms of the Stock Purchase on May 16, 2007, following the recommendation of such approval by a special committee of independent directors and discussions with a financial advisory firm that provided a fairness opinion on the Stock Purchase.  Rockport satisfied the closing conditions in the Purchase Agreement and the Stock Purchase was closed on July 2, 2007.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of July 2, 2007, and pursuant to the terms of the Purchase Agreement, Gregory H. Neer and Mark C. Neer, the Sr. Vice President – Operations and Sr. Vice President – Business Development, respectively, resigned from their respective positions with Rockport and accepted employment with an affiliate of Nexus.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Rockport will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(c)  Exhibits.

Exhibit 10.1 -- Stock Purchase Agreement dated as of May 16, 2007 between Rockport Healthcare Group, Inc., a Delaware Corporation and Nexus Asset Acquisition Co., a Delaware corporation (incorporated herein by reference to exhibit 10.1 to Rockport’s Current Report on Form 8-K, dated May 16, 2007, filed with the U.S. Securities and Exchange Commission on May 22, 2007).

 [THE SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKPORT HEALTHCARE GROUP, INC.

Date: July 3, 2007	By:	/s/ Harry M. Neer
Harry M. Neer, President and Chief Executive Officer